CLASS A UNIT AGREEMENT

MVP REIT II OPERATING PARTNERSHIP, L.P.

and

HSCP STRATEGIC III, L.P.

CLASS A UNIT AGREEMENT

Dated as of November 2, 2021

THIS CLASS A UNIT AGREEMENT (this “Agreement”), dated as of November 2, 2021, is by and between MVP REIT II Operating Partnership, L.P., a Maryland limited partnership (the “Company”), and HSCP Strategic III, L.P., a Delaware limited partnership (the “Purchaser”).

WHEREAS, the Purchaser, the Company and The Parking REIT, Inc., a Maryland corporation (the “General Partner”), have entered into a Securities Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”), providing for, among other things, the issuance by the Company to the Purchaser of 425,532 units of limited partnership of the Company designated as “Class A Common Units” (the “Class A Units”) in the Company’s Second Amended & Restated Agreement of Limited Partnership, dated as of even date herewith (the “Partnership Agreement”).  Each Class A Unit entitles the holder thereof to purchase one unit of limited partnership of the Company (“OP Unit”) designated as a “Common Unit” in the Partnership Agreement, for $11.75 per OP Unit, subject to adjustment as described herein (such OP Units, the “Additional OP Units”); and

WHEREAS, the Company desires to provide for the form and provisions of the Class A Units, the terms upon which the Additional OP Units shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company and the holders of the Class A Units.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.                  Class A Units.

1.1.            Form of Class A Unit.  Each Class A Unit shall be issued in registered form and shall be substantially in the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chief Executive Officer, President, Chief Financial Officer, Secretary or other officer of the Company or the General Partner.  In the event the Person whose electronic signature has been placed upon any Class A Unit shall have ceased to serve in the capacity in which such Person signed the Class A Unit before such Class A Unit is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

1.2.            Registration.

1.2.1.      Partnership Register.  The Company shall maintain books (the “Partnership Register”) for the registration of original issuance and the registration of transfer of the Class A Units.  Upon the initial issuance of the Class A Units, the Company shall register the Class A Units in the names and denominations of the respective holders thereof.

1.2.2.      Registered Holder.  Prior to due presentment for registration of transfer of any Class A Unit, the Company may deem and treat the Person in whose name such Class A Unit is registered in the Partnership Register (the “Registered Holder”) as the absolute owner of such Class A Unit and of each Class A Unit represented thereby (notwithstanding any notation of ownership or other writing on the Class A Unit Certificate (as defined below) made by anyone other than the Company), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

2.                  Terms and Exercise of Class A Units.

2.1.            Class A Unit Price.  Each Class A Unit shall entitle the Registered Holder thereof, subject to the provisions of such Class A Unit and of this Agreement, to purchase from the Company one OP Unit, at the price of $11.75 per OP Unit, subject to the adjustments provided in Section 3.  The term “Class A Unit Price” as used in this Agreement shall mean the price per OP Unit at which OP Units may be purchased at the time a Class A Unit is exercised.

2.2.            Duration of Class A Units.  A Class A Unit may be exercised only during the period (the “Exercise Period”) commencing on a Liquidity Event and terminating at 5:00 p.m., New York City time, on the date that is five (5) years after the date hereof (the “Expiration Date”); provided, however, that the exercise of any Class A Unit shall be subject to the satisfaction of any applicable conditions set forth in this Agreement.

2.3.            Exercise of Class A Units.

2.3.1.      Exercise Procedure.  Subject to the provisions of the Class A Unit and this Agreement, a Class A Unit may be exercised by the Registered Holder thereof (A) by delivering to the Company at its address set forth in Section 9.2 hereof, (i) the Class A Unit Certificate (in the form attached hereto as Exhibit A, the “Class A Unit Certificate”) evidencing the Class A Units to be exercised, and (ii) an election to purchase (in the form attached hereto as Exhibit B) (the “Election to Purchase”) any OP Units pursuant to the exercise of the Class A Units, properly completed and executed by the Registered Holder on the reverse of the Class A Unit Certificate, and (B) by paying full the Class A Unit Price for each full OP Unit as to which the Class A Unit is exercised in lawful money of the United States, by wire transfer to the Company, unless the Registered Holder exercises Class A Units pursuant to a cashless exercise set forth in Section 2.3.2 below.

2.3.2.      Cashless Exercise.  On any exercise of a Class A Unit, in lieu of payment of the aggregate Class A Unit Price in the manner specified in Section 2.3.1 above, the Registered Holder may elect for the Company to deliver to such Registered Holder, without payment by the Registered Holder of any exercise price in cash, such number of fully paid and non-assessable OP Units determined by the following formula:

X = Y(A-B)/A

where:

X =      the number of OP Units to be issued to the Registered Holder;

Y =      the number of OP Units with respect to which the Class A Units are being exercised (inclusive of the Class A Units surrendered to the Company in payment of the aggregate Class A Unit Price);

A =      the fair market value (as determined pursuant to the methodology set forth immediately below) of one OP Unit; and

B =      the Class A Unit Price (as adjusted hereunder).

The fair market value of an OP Unit shall be equal to the closing price or last sale price of a share of Common Stock reported on the Business Day immediately preceding the date on which the Registered Holder delivers the Class A Units together with its Election to Purchase to the Company.

2.3.3.      Issuance of OP Units on Exercise.  As soon as practicable after the exercise of any Class A Unit, and the clearance of the funds in payment of the Class A Unit Price in the case of cash exercise, or delivery of such Class A Units in the case of a cashless exercise under Section 2.3.2, the Company shall issue to the Registered Holder of such Class A Unit a certificate or certificates for the whole number OP Units to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Class A Unit shall not have been exercised in full, a new countersigned Class A Unit for the number of OP Units as to which such Class A Unit shall not have been exercised.

2.3.4.      Date of Issuance.  Each person in whose name any certificate, if any, for OP Units is issued shall for all purposes be deemed to have become the holder of record of such OP Units on the date on which the Class A Unit was surrendered and payment of the Class A Unit Price was made, if applicable, irrespective of the date of delivery of such certificate, if any, except that, if the date of such surrender and payment, if applicable, is a date when the unit transfer books of the Company are closed, such person shall be deemed to have become the holder of such OP Units at the close of business on the next succeeding date on which the unit transfer books are open.

3.                  Adjustments.  The Class A Unit Price and number of OP Units issuable upon exercise of a Class A Unit shall be subject to adjustment from time to time as follows; provided, that no single event shall cause an economically duplicative adjustment under more than one subsection of this Section 3.

3.1.            Split-Ups/Dividends.  If after the date hereof, and subject to the provisions of Section 3.6 below, the number of outstanding OP Units is increased by a dividend payable in OP Units, or by a split-up of OP Units or other similar event, then, on the effective date of such dividend, split-up or similar event, the number of OP Units issuable on exercise of each Class A Unit shall be increased in proportion to such increase in the outstanding OP Units.

3.2.            Aggregation of OP Units.  If after the date hereof, and subject to the provisions of Section 3.6 hereof, the number of outstanding OP Units is decreased by a consolidation, combination, reverse split or reclassification of OP Units or other similar event, then, on the effective date of such consolidation, combination, reverse split, reclassification or similar event, the number of OP Units issuable on exercise of each Class A Unit shall be decreased in proportion to such decrease in outstanding OP Units.

3.3.            Adjustments in Class A Unit Price.  Whenever the number of OP Units purchasable upon the exercise of the Class A Units is adjusted, as provided in Section 3.1 or 3.2 above, the Class A Unit Price shall be adjusted (to the nearest cent) by multiplying such Class A Unit Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of OP Units purchasable upon the exercise of the Class A Units immediately prior to such adjustment, and (y) the denominator of which shall be the number of OP Units so purchasable immediately thereafter.  The aggregate Class A Unit Price payable for the total number of Additional OP Units purchasable under the Class A Units (as adjusted) shall remain the same.

3.4.            Replacement of Securities upon Reorganization, etc.  In case of any reclassification or reorganization of the outstanding OP Units (other than a change under Section 3.1 or Section 3.2 hereof), or in the case of any merger or consolidation of the Company with or into another entity (other than a consolidation or merger in which the Company is the continuing partnership and that does not result in any reclassification or reorganization of the outstanding OP Units), or in the case of any sale or conveyance to another entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Class A Units shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Class A Units and in lieu of the OP Units immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of partnership units or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Class A Units would have received if such holder had exercised his, her or its Class A Unit(s) immediately prior to such event.

3.5.            Notices of Changes in Class A Unit.  Upon every adjustment of the Class A Unit Price or the number of units issuable upon exercise of a Class A Unit, the Company shall give written notice thereof to the each holder of a Class A Unit pursuant to Section 9.2 of this Agreement, which notice shall state the Class A Unit Price resulting from such adjustment and the increase or decrease, if any, in the number of units purchasable at such price upon the exercise of a Class A Unit, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Upon the occurrence of any event specified in Section 3.1, 3.2, 3.3 or 3.4, the Company shall give written notice of the occurrence of such event to each holder of a Class A Unit, at the last address set forth for such holder in the Partnership Register, of the record date or the effective date of the event.  Failure to give any such notice, or any defect therein, shall not affect the legality or validity of such event.

3.6.            No Fractional Units.  Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional units upon the exercise of Class A Units.  If, by reason of any adjustment made pursuant to this Section 3, the holder of any Class A Unit would be entitled, upon the exercise of such Class A Unit, to receive a fractional interest in a unit, the Company shall, upon such exercise, pay cash equal to the product of such fraction multiplied by the fair market value of one Additional OP Unit.

3.7.            Form of Class A Unit.  The form of Class A Unit need not be changed because of any adjustment pursuant to this Section 3, and Class A Units issued after such adjustment may state the same Class A Unit Price and the same number of units as is stated in the Class A Units initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Class A Unit that the Company may deem appropriate and that does not affect the substance thereof, and any Class A Unit thereafter issued or countersigned, whether in exchange or substitution for an outstanding Class A Unit or otherwise, may be in the form as so changed.

3.8.            Other Events.  In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 3 are strictly applicable, but which would require an adjustment to the terms of the Class A Units in order to (i) avoid an adverse impact on the Class A Units and (ii) effectuate the intent and purpose of this Section 3, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, reasonably acceptable to the Registered Holder, which shall give its opinion as to whether or not any adjustment to the rights represented by the Class A Units is necessary to effectuate the intent and purpose of this Section 3 and, if they determine that an adjustment is necessary, the terms of such adjustment.  The Company shall adjust the terms of the Class A Units in a manner that is consistent with any adjustment recommended in such opinion.

4.                  Transfer and Exchange of Class A Units.

4.1.            Restrictions on Transfer.  Except as permitted pursuant to this Section 4.1, the Class A Units may not be sold, assigned, disposed of, pledged, hypothecated, encumbered or otherwise transferred (collectively, a “Transfer”) by the Registered Holder without the prior written consent of the Company which consent may be withheld in its sole and absolute discretion.  Notwithstanding the foregoing, the restriction on Transfer shall not apply to a Transfer by a Registered Holder to a Permitted Transferee.  Notwithstanding the preceding sentence, following any Transfer any such Class A Units subject to a Transfer permitted pursuant to this Section 4.1 shall at all times remain subject to the terms and restrictions set forth in this Agreement.  Any Transfer of the Class A Units and Additional OP Units must be in compliance with the Securities Act of 1933, as amended (the “Act”), and applicable state securities Laws and, if requested by the Company, receipt by the Company of an opinion of counsel, reasonably satisfactory to the Company, that such Transfer is in compliance with the Act and applicable state securities Laws. Additionally, the Registered Holder shall not be entitled to transfer its Class A Units if doing so would constitute a “measurement event” under Regulations Sections 1.761-3(c)(1)(iii)(A) and 1.761-3(c)(2)(i).

4.2.            Registration on Transfer.  Subject to the instructions set forth in Section 4.1, the Company shall register the transfer, from time to time, of any outstanding Class A Unit upon the Partnership Register, upon surrender of such Class A Unit by the Registered Holder to the Company for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer.  Upon any such transfer, a new Class A Unit shall be issued and the old Class A Unit shall be cancelled by the Company.

4.3.            Procedure for Surrender of Class A Units.  Class A Units may be surrendered to the Company, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new Class A Units as requested by the Registered Holder of the Class A Units so surrendered, representing an equal aggregate number of Class A Units; provided, however, that in the event that a Class A Unit surrendered for transfer bears a restrictive legend, the Company shall not cancel such Class A Unit and issue new Class A Units in exchange thereof until the Company has received an opinion of counsel stating that such transfer may be made and indicating whether the new Class A Units must also bear a restrictive legend.

4.4.            Fractional Class A Units.  The Company shall not be required to effect any registration of transfer or exchange of a Class A Unit which shall result in the issuance of a Class A Unit Certificate for a fraction of a Class A Unit.

4.5.            Service Charges.  No service charge shall be made for any exchange or registration of Transfer of Class A Units.

5.                  Other Provisions Relating to Rights of Holders of Class A Units.

5.1.            No Rights as Limited Partner.  A Class A Unit does not entitle the Registered Holder thereof to any of the rights of a limited partner of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights, to vote or to consent or to receive notice as limited partners in respect of the meetings of limited partners or any other matter.

5.2.            Lost, Stolen, Mutilated, or Destroyed Class A Units.  If any Class A Unit is lost, stolen, mutilated, or destroyed, the Company shall, on such terms as to indemnity or otherwise as the Company may in its discretion reasonably impose (which shall, in the case of a mutilated Class A Unit, include the surrender thereof), issue a new Class A Unit of like denomination, tenor, and date as the Class A Unit so lost, stolen, mutilated, or destroyed.  Any such new Class A Unit shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Class A Unit shall be at any time enforceable by anyone.

5.3.            Registration of Common Shares. Any shares of Common Stock issuable to Purchaser upon the redemption of Additional OP Units issued to the Purchaser upon exercise of the Class A Units shall constitute “Registrable Securities,” as such term is defined in that certain Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Purchaser and such other parties signatory thereto, and entitled to the registration rights provided therein.

6.                  Covenants.

6.1.            The Company covenants and agrees for the benefit of the Registered Holder that:

6.1.1.      Due Authorization and Valid Issuance.  All OP Units which may be issued upon the exercise of the Class A Units will, upon issue be duly authorized, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any limited partner of the Company and free and clear of all liens and encumbrances, with no personal liability attaching to the ownership thereof.

6.1.2.      Compliance with Law.  The Company shall take all such actions as may be necessary to ensure that all such Additional OP Units are issued without violation by the Company of any applicable Law or governmental regulation or any requirements of any domestic securities exchange upon which OP Units or other securities constituting Additional OP Units may be listed at the time of such exercise (except for the official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

6.1.3.      Sufficient Number of Units.  During the Exercise Period, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the rights evidenced by the Class A Units, a sufficient number of shares of OP Units to provide for the exercise of the Class A Units.

6.1.4.      Listing on National Exchange. The Company shall use its best efforts to cause all shares of Common Stock issued to Purchaser upon redemption of any Additional OP Units issued to Purchaser upon exercise of the Class A Units, immediately upon such issuance, to be listed on any domestic national securities exchange upon which shares of Common Stock or other successor securities are listed at the time of such redemption.

6.2.            The Registered Holder covenants and agrees for the benefit of the Company that it shall comply in all respects with Article 20 of the Partnership Agreement in respect of the Class A Units.

7.                  Representations and Warranties.

7.1.            Representation by the Company.  The Company represents that (a) the Class A Units are, and any Class A Units issued in substitution for or replacement of the Class A Units shall be, upon issuance, duly authorized and validly issued and (b) all partnership actions on the part of the Company necessary for the issuance of the Class A Units and the OP Units issuable upon exercise of the Class A Units have been taken.

7.2.            Representations and Warranties by the Registered Holder.  The Registered Holder represents and warrants to the Company as follows:

(a)                The Class A Units and the Additional OP Units issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act.

(b)               The Registered Holder understands that the Class A Units and the Additional OP Units have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof, and that they must be held by the Registered Holder indefinitely, and that the Registered Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

(c)                The Registered Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Class A Units and the Additional OP Units purchasable pursuant to the terms of the Class A Units and of protecting its interests in connection therewith.

(d)               The Registered Holder is able to bear the economic risk of the purchase of the Additional OP Units pursuant to the terms of the Class A Units.

(e)                The Registered Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

8.                  Taxes.

8.1.            Withholding.  The Company and its paying agent shall be entitled to deduct and withhold taxes on all payments and distributions (or deemed distributions) on the Class A Units and Additional OP Units to the extent required by applicable Law.  To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of a Class A Unit or Additional OP Unit as having been paid to the Person in respect of which such deduction or withholding was made.  In the event the Company previously remitted any amounts to a governmental authority on account of such taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) with respect to a Class A Unit or Additional OP Unit (or in respect of any payment or distribution (or deemed distribution) in respect thereof), the Company shall be entitled (i) to offset any such amounts against any amounts otherwise payable in respect of such Class A Unit or Additional OP Unit or (ii) to require the Person in respect of whom such deduction or withholding was made to reimburse the Company for such amounts (and such Person shall promptly so reimburse the Company upon demand).  The Company shall take commercially reasonable steps to minimize or eliminate any withholding or deduction described in this Section 8.1, including by giving the Person in respect of whom such deduction or withholding may be made an opportunity to provide additional information or to apply for an exemption from, or a reduced rate of, withholding.  Notwithstanding anything to the contrary in this Section 8.1, the Company shall (i) make commercially reasonable efforts to notify each holder of Class A Units or Additional OP Units at least ten (10) Business Days prior to any withholding of its intention of any such withholding (it being understood that any such notice shall include a brief written description of the basis for such withholding) and (ii) not withhold with respect to any U.S. federal withholding tax if it receives a properly completed and duly executed IRS Form W-9 certifying its exemption from withholding from a holder of Class A Units or Additional OP Units.

8.2.            Transfer Tax.  The Company shall pay any and all documentary, stamp and similar issue or transfer tax (“Transfer Tax”) due on the issue of Additional OP Units or certificates representing such units or securities.  However, the Company shall not be required to pay any Transfer Tax that may be payable in respect of the issue or delivery (or any transfer involved in the issue or delivery) of Additional OP Units to a beneficial owner other than the beneficial owner of the Additional OP Units immediately prior to the event pursuant to which such issue or delivery is required, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such Transfer Tax or has established to the satisfaction of the Company that such Transfer Tax has been paid or is not payable.

8.3.            Valuation.  Consistent with sections 18.11, 20.4 and 20.7 of the Limited Partnership Agreement and Treasury Regulations section 1.704-1(b)(5)(Example 31) (the fair market value of the noncompensatory option in such example is equal to its liquidation entitlement), such operative provisions and legal authority collectively to the effect that equity and equity-like interests in the Company, at the time of receipt, can be properly valued for federal income tax purposes according to their respective entitlements to liquidation proceeds from the Company at such time, as well as consistent with contemporaneous arms-length transactions consummated at or about the date hereof, the parties intend that the Class A Units have a value of zero for federal income tax purposes and that the entire Aggregate Purchase Price (as defined in the Purchase Agreement) be allocated to the Common Units that are the subject of the subscription.

9.                  Miscellaneous Provisions.

9.1.            Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns.

9.2.            Notices.  Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Class A Unit to or on the Company shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed, or by registered or certified mail (postage prepaid, return receipt requested) at the following addresses (or at such other address as shall be specified in a notice given in accordance with this Section 9.2):

MVP REIT II Operating Partnership, L.P.

250 E. 5th Street, Suite 2110

Cincinnati, Ohio

45202

Attention: Manuel Chavez, III

Email:  [  ]

With a copy to (which copy alone shall not constitute notice):

Sullivan & Worcester LLP

1633 Broadway, 32nd Floor

New York, NY 10019

Attn: Natalie S. Lederman

Email: [  ]

Any notice, statement or demand authorized by this Agreement to be given or made by the Company to the holder of any Class A Unit shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed, or by registered or certified mail (postage prepaid, return receipt requested) at the following addresses (or at such other address as shall be specified in a notice given in accordance with this Section 9.2):

HSCP Strategic III, L.P.

[  ]

Email: [  ]

With a copy to (which copy alone shall not constitute notice):

Taft Stettinius & Hollister LLP

425 Walnut Street, Suite 1800

Cincinnati, OH 45202

Attn: Art McMahon, III and David Zimmerman

Email: [  ]

9.3.            Amendments.  All modifications or amendments to this Agreement, including any amendment to increase the Class A Unit Price or shorten the Exercise Period, shall require the vote or written consent of the Registered Holders of a majority of the then outstanding Class A Units.  Notwithstanding the foregoing, the Company may lower the Class A Unit Price pursuant to Section 3 of this Agreement or extend the duration of the Exercise Period without the consent of the Registered Holders.

9.4.            Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

9.5.            Entire Agreement; No Third-Party Beneficiaries.  This Agreement, together with the other Transaction Agreements (as defined in the Purchase Agreement), constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof.  No provision of this Agreement shall confer upon any Person other than the parties hereto, the Registered Holders of the Class A Units and their permitted assigns any rights or remedies hereunder.  This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and the Registered Holders of the Class A Units.

9.6.            Governing Law; Jurisdiction.

9.6.1.      This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

9.6.2.      All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court.  The parties hereto hereby (a) submit to the exclusive jurisdiction of any Maryland state or federal court, for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

9.7.            Specific Enforcement.  The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions.  Accordingly the parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and this right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, the parties would not have entered into this Agreement.  The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.  The parties acknowledge and agree that any party shall not be required to provide any bond or other security in connection with its pursuit of an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

9.8.            Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE CLASS A UNITS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.8.

9.9.            Severability.  If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

9.10.        Interpretation.  When a reference is made in this Agreement to a Section, Exhibit, such reference shall be to a Section of, or an Exhibit to this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise.  The words “date hereof” when used in this Agreement shall refer to the date of this Agreement.  The terms “or,” “any” and “either” are not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States.  References to a Person are also to its permitted assigns and successors.  When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, unless otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day.

10.              Definitions.  For purposes of this Agreement and the Class A Units, the following terms have the following meanings:

“Affiliate” has the meaning specified under the Purchase Agreement.

 “Business Day” has the meaning specified under the Purchase Agreement.

“Charter” means the charter of the General Partner, as may be amended, restated, or amended and restated from time to time, in the form filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Stock” means the common stock of the General Partner, par value $0.0001 per share.

“Law” has the meaning specified under the Purchase Agreement.

“Liquidity Event” means an initial public offering and/or listing on a Trading Market of the Common Stock.

“Permitted Transferee” means, with respect to an Registered Holder, (i) any controlled affiliate of such Registered Holder, (ii) any partner of HSCP Strategic III, L.P., or (iii) any direct or indirect member or limited partner of such Registered Holder of which the Registered Holder serves as the general partner, managing member or discretionary manager or advisor.

“Person” has the meaning specified under the Purchase Agreement.

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Trading Market” means any of the following markets or exchanges on which the Common Stock may be listed or quoted for trading on the date in question: the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

 [Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

MVP REIT II OPERATING PARTNERSHIP, L.P.,

a Maryland limited partnership

By: THE PARKING REIT, INC., a Maryland

corporation, its general partner

By:  /s/ Manuel Chavez, III

Name:  Manuel Chavez, III

Title:  Chief Executive Officer

[Signature Page to Class A Unit Agreement]

PURCHASER: HSCP STRATEGIC III, L.P., a Delaware limited partnership By: /s/ Jeffrey Osher Name: Jeffrey Osher Title: Authorized Signatory

[Signature Page to Class A Unit Agreement]

EXHIBIT A

[Form of Class A Unit Certificate]

[FACE]

Number

Class A Units

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE CLASS A UNIT AGREEMENT AND THE PARTNERSHIP AGREEMENT (AS DEFINED HEREIN), COPIES OF WHICH ARE ON FILE WITH THE GENERAL PARTNER OF THE ISSUER.

THIS CLASS A UNIT SHALL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR IN THE CLASS A UNIT AGREEMENT DESCRIBED BELOW

MVP REIT II OPERATING PARTNERSHIP, L.P.

Organized Under the Laws of the State of Maryland

Class A Unit Certificate

This Class A Unit Certificate certifies that ____________, or registered assigns, is the Registered Holder of ____________ limited partnership units (the “Class A Units”) to purchase units of limited partnership of the Company designated as “Class A Common Units” (“OP Units”) of MVP REIT II Operating Partnership, L.P., a Maryland limited partnership (the “Company”).  Each Class A Unit entitles the holder, upon exercise during the period set forth in the Class A Unit Agreement referred to below, to receive from the Company that number of fully paid and nonassessable OP Units (each, an “OP Unit”) as set forth below, at the unit price (the “Class A Unit Price”) as determined pursuant to the Class A Unit Agreement, upon surrender of this Class A Unit Certificate at the office of the Company subject to the conditions set forth herein and in the Class A Unit Agreement.  Defined terms used in this Class A Unit Certificate but not defined herein shall have the meanings given to them in the Class A Unit Agreement.

Each Class A Unit is initially exercisable for one fully paid and non-assessable OP Unit.  The number of OP Units issuable upon exercise of the Class A Units is subject to certain limitations and adjustment upon the occurrence of certain events, in each case as set forth in the Class A Unit Agreement.

The initial Class A Unit Price is equal to $11.75 per unit.  The Class A Unit Price is subject to adjustment upon the occurrence of certain events set forth in the Class A Unit Agreement.  The Class A Units may be exercised on a cashless basis pursuant to Section 2.3.2 of the Class A Unit Agreement, resulting in the net issuance of OP Units.

Subject to the conditions set forth in the Class A Unit Agreement, the Class A Units may be exercised only during the Exercise Period.

Reference is hereby made to the further provisions of this Class A Unit Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Class A Unit Certificate shall be governed by, and construed in accordance with, the laws of the State of Maryland applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

MVP REIT II OPERATING PARTNERSHIP, L.P. By: The Parking REIT, Inc., its general partner

By:
Name:
Title:

[Form of Class A Unit Certificate]

[Reverse]

The Class A Units evidenced by this Class A Unit Certificate are part of a duly authorized issue of Class A Units entitling the holder on exercise to receive OP Units and are issued or to be issued pursuant to a Class A Unit Agreement dated as of November 2, 2021 (the “Class A Unit Agreement”), which Class A Unit Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Class A Units.  A copy of the Class A Unit Agreement may be obtained by the holder hereof upon written request to the Company.  Defined terms used in this Class A Unit Certificate but not defined herein shall have the meanings given to them in the Class A Unit Agreement.

Class A Units may be exercised at any time during the Exercise Period set forth in the Class A Unit Agreement.  The holder of Class A Units evidenced by this Class A Unit Certificate may exercise them by surrendering this Class A Unit Certificate, with the form of election to purchase set forth hereon properly completed and executed at the principal corporate office of the Company.  In the event that upon any exercise of Class A Units evidenced hereby the number of Class A Units exercised shall be less than the total number of Class A Units evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Class A Unit Certificate evidencing the number of Class A Units not exercised.

The Class A Unit Agreement provides that upon the occurrence of certain events the number of OP Units issuable upon exercise of the Class A Units set forth on the face hereof may, subject to certain conditions, be adjusted.  In lieu of any fractional unit to which the Registered Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of one OP Unit on the payment date multiplied by such fraction.

Class A Unit Certificates, when surrendered at the principal office of the Company by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Class A Unit Agreement, but without payment of any service charge, for another Class A Unit Certificate or Class A Unit Certificates of like tenor evidencing in the aggregate a like number of Class A Units.

Upon due presentation for registration of transfer of this Class A Unit Certificate at the office of the Company a new Class A Unit Certificate or Class A Unit Certificates of like tenor and evidencing in the aggregate a like number of Class A Units shall be issued to the transferee(s) in exchange for this Class A Unit Certificate, subject to the limitations provided in the Class A Unit Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Class A Unit Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.  Neither the Class A Units nor this Class A Unit Certificate entitles any holder hereof to any rights of a limited partner of the Company.

EXHIBIT B

Election to Purchase

 (To be signed only upon exercise of Class A Unit)

To:__________________________

The undersigned, the holder of a right to purchase units of limited partnership of the Company designated as “Common Units”  (“OP Units”), of MVP REIT II Operating Partnership, L.P., a Maryland limited partnership (the “Company”), pursuant to the attached Class A Unit of MVP REIT II Operating Partnership, L.P. (the “Class A Unit”), dated as of November 2, 2021, issued pursuant to a Class A Unit Agreement dated as of November 2, 2021 (the “Class A Unit Agreement”), hereby irrevocably elects to exercise the purchase right represented by such Class A Unit for, and to purchase thereunder:

[   ]                               ___________________________ (_________) OP Units and _______ herewith makes payment of ______________________________ Dollars ($__________) therefor by wire transfer of immediately available funds to the account designated below by the Company:

Amount of Transfer: $________________

Date of Transfer: ________, 20__

Bank: [•]

ABA Number: [•]

A/C Number: [•]

A/C Name: [•]

Ref: [•]

ATT: [•]

[   ]                               ___________________________ (_________) OP Units by cashless exercise pursuant to Section 2.3.2 of the Class A Unit Agreement.

The undersigned requests that the certificates or book entry position representing the OP Units to be acquired pursuant to such exercise be issued in the name of, and delivered to __________________________________________, whose address is _____________________________________________________________________________.

By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Class A Unit as of the date hereof.

DATED: ________________

[NAME OF REGISTERED HOLDER] By:________________________________

Name:______________________________ Its:_________________________________

[Signature page to Notice of Exercise]